HARRIS & HARRIS GROUP, INC.
                           1988 STOCK OPTION PLAN
                           as Amended and Restated


                                 1.  PURPOSE

     The 1988 Long Term Incentive Compensation Plan (the "1988 Plan") was adopted by the Board of Directors on November 17, 1988 and approved by the stockholders of Harris & Harris Group, Inc. (the "Corporation") on August 3, 1989. To enhance the effectiveness of the 1988 Plan, on April 20, 1994, the Board of Directors amended and restated the 1988 Plan, and renamed it the 1988 Stock Option Plan, as Amended and Restated (the "Plan"). Such amendments were approved by the stockholders of the Corporation on June 30, 1994. The Board of Directors subsequently amended and restated the Plan on September 6, 1995, as set forth herein, to permit issuance of shares to non-employee directors on September 6, 1995, subject to stockholder approval and receipt of an exemptive order from the Securities and Exchange Commission, and such amendments shall become effective on the date that both have occurred (the "Amendment Effective Date").

     The purpose of the Plan is to advance the interests of the Corporation, by providing a means to attract, retain, reward and motivate employees and certain directors of the Corporation and its subsidiaries, and to encourage stock ownership in the Corporation by such employees and directors by providing them with a means to acquire a proprietary interest in the Corporation. The Plan provides for awards of either Incentive Stock Options as provided in section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or Nonqualified Stock Options, or a combination thereof, to selected employees and directors.

                                 2.  DEFINITIONS

          For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

  2.1  "Award" shall mean an Incentive Stock Option or a Nonqualified Stock
       Option.

  2.2 "Award Agreement" shall mean an agreement between a Participant and the Corporation covering the specific terms and conditions of an Award.

  2.3 "Board of Directors" shall mean the Board of Directors of the Corporation.

  2.4 "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

  2.5 "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan pursuant to Section 4.

  2.6  "Corporation" shall mean Harris & Harris Group, Inc.

  2.7  "Disability" shall mean permanent disability within the meaning of section 22(e)(3) of the Code.

  2.8 "Employee" shall mean an employee of the Corporation or any of its Subsidiaries.

  2.9  "Effective Date" shall have the meaning specified in Section 10.

  2.10 "Fair Market Value" shall have the meaning specified in Section
       6.2(b).

  2.11 "Incentive Stock Option" shall mean an option to purchase Stock granted under Section 6.2 of the Plan, which is designated as an Incentive Stock Option and is intended to meet the requirements of section 422 of the Code.

  2.12 "Nonqualified Stock Option" shall mean an option to purchase Stock granted under Section 6.2 of the Plan that is not intended to be an Incentive Stock Option.

  2.13 "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option.

  2.14 "Option Period" shall mean the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Award Agreement.

  2.15 "Optionee" shall mean an Employee or an Outside Director, as the case may be, who has been granted an Option under the Plan.

  2.16 "Outside Director" shall mean a member of the Board of Directors who is not an employee of the Corporation or any of its Subsidiaries.

  2.17 "Outside Director Option" shall mean a Nonqualified Stock Option granted to an Outside Director under Section 6.2 of the Plan.

  2.18 "Participant" shall mean an Employee or an Outside Director, as the case may be, who has been granted an Award under the Plan.

  2.19 "Plan" shall mean this Harris & Harris Group, Inc. 1988 Stock Option Plan, as Amended and Restated.

  2.20 "Restricted Period" shall mean the period of time from the date of grant of an Option to the date when the restrictions placed on the Option lapse.

  2.21 "Retirement" shall mean termination of employment with the Corporation or any of its Subsidiaries after attaining age 55 (or earlier with the consent of the Board).

  2.22 "Stock" shall mean the Corporation's common stock of a par value of $.01 per share.

  2.23 "Subsidiary" shall mean any corporations (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  2.24 "Termination of Employment" shall be deemed to have occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Corporation or any of its Subsidiaries. The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Corporation or a Subsidiary and the Employee.

                        3.  STOCK SUBJECT TO THE PLAN

  3.1 Authorized Stock. Subject to adjustment as provided in this Section, the aggregate number of shares of Stock subject to an Award under the Plan shall not exceed 20% of the shares of Stock outstanding on the date of grant; provided, however, that if warrants, options, and rights of the Corporation have been issued and are outstanding to persons other than the Corporation's directors, officers, and employees at the time of grant, then the aggregate number of shares of Stock subject to an Award shall not exceed 15% of the shares of Stock outstanding on the date of grant unless and until such warrants, rights and options issued to such other persons have been exercised or have expired. Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Upon approval by the Board of Directors and subject to any applicable regulations and restrictions, the Corporation may from time to time acquire shares of Stock in the open market upon such terms as it deems appropriate for reserve in its treasury in connection with exercises hereunder.

  3.2 Effect of Expirations. In the event that any Award granted under the Plan expires, is canceled or terminates without exercise, the shares of Stock no longer subject to such Award shall be available to be rewarded under the Plan.

  3.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, capitalization, separation, liquidation, stock dividend, stock split, share combination, or other change in the corporate structure of the Corporation affecting the number of shares of Stock or the kind of shares or securities, an appropriate and proportionate adjustment shall be made in the number and kind of shares that may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding Awards; provided that the number of shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a "modification" within the meaning of section 424(h)(3) of the Code.

  3.4 Limitation on Grants. Grants of Options in any one calendar year to any individual shall be limited to Options to purchase no more than 300,000 shares of Stock.

  3.5 Limitation on Outside Director Grants. The number of shares of Stock subject to an Outside Director Option granted to an Outside Director under the Plan shall be equal to 20,000. The aggregate number of shares of Stock that may be granted to Outside Directors under the Plan shall not exceed 200,000, excluding any shares or options outstanding on August 31, 1995.

                             4.  ADMINISTRATION

  4.1 The Committee. The Plan shall be administered by the Committee consisting of not fewer than two Outside Directors who shall be appointed from time to time by and shall serve at the discretion of the Board of Directors, shall be "disinterested persons" within the meaning of Rule 16b-3 ("Rule 16b-3") promulgated pursuant to the provisions of the Securities Exchange Act of 1934 (the "Exchange Act"), and shall also be "outside directors" within the meaning of section 162(m) of the Code. Any Award shall also be approved pursuant to section 57(o) of the Investment Company Act.

  4.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have sole power (i) to construe and interpret the Plan; (ii) to establish, amend or waive rules and regulations for its administration; (iii) to determine and accelerate the exercisability of any Award (other than an Outside Director Option) or the termination of any Restricted Period under an Award (other than an Outside Director Option); (iv) to correct inconsistencies in the Plan or in any Award Agreement or any other instrument relating to an Award; and (v) subject to the provisions of Section 7, to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee, however, shall have no discretionary authority with respect to Outside Director Options. Notwithstanding the foregoing, no action of the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

  4.3 Selection of Participants/Automatic Grants. The Committee shall have the authority to grant Awards under the Plan from time to time to such Employees (including officers of the Corporation and any of its Subsidiaries who are Employees) as the Committee shall determine. In addition, certain Outside Directors shall automatically receive Outside Director Options pursuant to Section 6.2 of the Plan.

  4.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive and binding on all persons, including the Corporation, Participants and Participants' estates and beneficiaries.

  4.5 Delegation of Certain Responsibilities. The Committee may, in its sole discretion, delegate to one or more of its members or to one or more agents the administration of the Plan under this Section 4 as it may deem advisable. All authority delegated by the Committee under this Section 4.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Committee.


  4.6 Procedures of the Committee. All determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present, or by unanimous written consent. A majority of the entire Committee shall constitute a quorum for the transaction of business. To the fullest extent permitted by law, no member of the Committee shall be liable, and the Corporation shall indemnify each Committee member for any act or omission with respect to his services on the Committee. Service on the Committee shall constitute service as a director of the Corporation so that members of the Committee shall be entitled to indemnification and reimbursement for services as members of the Committee to the same extent as for services as directors of the Corporation.

                              5.  ELIGIBILITY

      Employees of the Corporation and its Subsidiaries who are expected to contribute to the growth and profitability of the Corporation and its Subsidiaries, and Outside Directors who have not previously received options to purchase shares of Stock, are eligible to receive Awards.

                          6.  AWARDS UNDER THE PLAN

  6.1 General. Any Award granted under the Plan may be made either alone or in conjunction with any other Award that may be granted under the Plan.

  6.2  Incentive Stock Options/Nonqualified Stock Options/Outside Director
       Options.

       (a) Grants -- All Options granted under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time approve. All Options shall be subject to the terms and conditions described in the remainder of this Section 6.2 and Options other than Outside Director Options shall contain such additional terms and conditions, which need not be the same in each case, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. More than one Award may be granted to the same Employee. With respect to all Options other than Outside Director Options, the Committee shall determine vesting periods or other Restricted Periods as it shall deem desirable, including Restricted Periods that lapse upon the achievement of performance goals relating to the Corporation.

       (b) Outside Director Options -- Notwithstanding any other provision of the Plan to the contrary, effective as of the Amendment Effective Date, each Outside Director who has not previously received an option to purchase shares of Stock, shall automatically receive an Outside Director Option to purchase 20,000 shares of Stock. Thereafter, each Outside Director, upon becoming an Outside Director, shall automatically receive an Outside Director Option to purchase 20,000 shares of Stock; provided, however, that Outside Directors who have previously received options to purchase shares of Stock shall not receive Outside Director Options. Outside Director Options shall vest in cumulative installments of 20% per year, commencing as of the date of grant.


       (c) Option Price -- The purchase price per share of Stock covered by Options other than Outside Director Options shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the date the Option is granted. The purchase price per share of Stock covered by Outside Director Options shall be equal to 100% of the Fair Market Value of such stock on the date the Outside Director Option is granted. The "Fair Market Value" shall be the closing market price of the Stock as reported on the NASDAQ Stock Market, or on any stock exchange on which the Corporation's shares may then be listed, on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant.

       An Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns (within the meaning of section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, shall have an exercise price that is at least 110% of the fair market value of the Stock subject to the Option.

       (d) Option Period -- The Option Period for all Options other than Outside Director Options shall be determined by the Committee, but no Option shall be exercisable later than ten years from the date of grant. The Option Period for Outside Director Options shall be ten years from the date of grant. Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of section 424(d) of the Code), at the time an Incentive Stock Option is granted, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the date of grant. No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Section 6.2.

       (e) Limitation on Amount of Incentive Stock Options -- The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year under this and all other stock option plans of the Corporation or any Subsidiary, shall not exceed $100,000. Options or portions of Options exercisable as a result of acceleration under Section 8.10 in excess of the $100,000 limit described herein shall be treated as Non-qualified Stock Options for tax purposes.

       (f) Nontransferability of Options -- No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by the Optionee.

       (g) Exercisability -- An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., conditions relating to the achievement of certain performance goals) as the Committee in its discretion may specify upon granting the Option (other than with respect to Outside Director Options) or as otherwise provided in this Section 6.2.

       (h) Method of Exercise -- To exercise an Option, the Participant or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Corporation, specifying the number of full shares to be purchased. Such notice shall be accompanied by payment in full (either in cash or in form of Stock owned by Optionee described below) for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 9. With respect to all Options, payment in full or in part may be made in the form of Stock owned by the Optionee (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 6.2(h).

       (i) Termination of Employee's Employment -- After an Employee's Termination of Employment, an Option may be exercised, subject to adjustment as provided in Section 3.3 or 8.10, only with respect to the number of shares of Stock that the Employee could have acquired by an exercise of the Option immediately prior to the Termination of Employment. Except to the extent otherwise provided by the Committee or as described below, an Employee's right to exercise any Option shall terminate 90 days after Termination of Employment. Notwithstanding the foregoing, in no event shall such exercise occur after the expiration date of the Option as specified in the applicable Award Agreement.

          (i) At the expiration of three months (for Incentive Stock Options) or three years (for Nonqualified Stock Options) after the Employee's Retirement; provided, however, that if an Incentive
          Stock Option is not exercised after three months, it will be treated as a Nonqualified Stock Option for purposes of the Plan when it is exercised; or

          (ii) At the expiration of one year in the event of Disability of the Employee (the determination of the Committee on any question involving Disability shall be conclusive and binding); or

          (iii) At the expiration of six months after the Employee's death if the Employee's Termination of Employment occurs by reason of death. Any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Employee or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

       (j) Cessation of Service as an Outside Director -- After an Outside Director ceases to serve as an Outside Director, an Outside Director Option may be exercised, subject to adjustment as provided in Section
       3.3 or 8.10, only with respect to the number of shares of Stock that the Outside Director could have acquired by an exercise of the Option immediately prior to cessation of service as an Outside Director.
       Except as described below, an Outside Director's right to exercise any Option shall terminate 90 days after cessation of service as an Outside Director. Notwithstanding the foregoing, in no event shall such exercise occur after the expiration date of the Option as specified in the applicable Award Agreement.

          (i) At the expiration of three years after the Outside Director's retirement from the Board; or

          (ii) At the expiration of one year in the event of Disability of the Outside Director; or

          (iii) At the expiration of six months after the Outside Director's death if the Outside Director's cessation of service as an Outside Director occurs by reason of death. Any Option exercised under this subparagraph (iii) may be exercised in full by the legal representative of the estate of the Outside Director or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

       (k) Not a Stockholder -- The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a stockholder of the Corporation with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

                       7.  AMENDMENTS AND TERMINATION

  7.1 Amendments and Termination. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; providedthat, no amendment that requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 or section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Corporation. The provisions of the Plan relating to Outside Director Options shall not be amended more than once in any six-month period other than to comport with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations thereunder. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant without such Participant's consent, under any Award theretofore granted under the Plan. The power to grant Awards under the Plan will automatically terminate ten years after the Effective Date. If the Plan is terminated, any unexercised Option shall continue to be exercisable in accordance with its terms and the terms of the Plan in effect immediately prior to such termination.

  7.2 Conditions on Awards. In granting an Award other than an Outside Director Option, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender for cancellation of any or all outstanding Awards held by the Participant.

  7.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Participants.

                           8.  GENERAL PROVISIONS

  8.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

  8.2 Transfers, Leaves of Absence and Other Changes in Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Corporation, for military service or sickness, or for any other purpose approved by the Corporation or a subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Corporation, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

  8.3 Distribution of Stock--Securities Restrictions. The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Corporation in writing that the Participant is acquiring the shares for investment without a view to distribution thereof. No shares shall be issued or transferred pursuant to an Award unless such issuance or transfer complies with all relevant provisions of law, including but not limited to, (i) the limitations, if any, imposed in the state of issuance or transfer, (ii) the restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Corporation's shares may then be listed. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

  8.4 Governing Law. The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of New York without giving effect to the conflict of laws principles thereof.

  8.5 Stop Transfer Orders. All certificates for shares of Stock delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

  8.6 Other Compensation Plans. Nothing contained in the Plan shall prevent the Board of Directors from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

  8.7 Subsidiary Plans. The Committee may approve or adopt incentive compensation plans of Subsidiaries under the Plan as required to meet the provisions of the tax laws or any other applicable laws, rules or regulations in the jurisdictions in which any Subsidiary operates.

       Any shares of Stock issued under any such Subsidiary plans shall be deemed to have been issued under the Plan.

  8.8 Interpretation. The Plan is designed and intended to comply with Rule 16b-3 promulgated under the Exchange Act and, to the extent applicable, with section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

  8.9 No Right to Employment/Continuation as Director. Neither the action of the Corporation in establishing the Plan, nor any action taken by it or by the Board of Directors or the Committee under the Plan or any Award Agreement, nor any provision of the Plan, shall be construed as giving to any person the right (a) to be retained in the employ of the Corporation or any Subsidiary or (b) to continue to serve as director of the Corporation.

  8.10 Change of Control/Tender Offers.

       (a) For the purposes of this Section, a "change of control" shall be deemed to have taken place on the tenth day after:

          (i) Any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 becomes, directly or indirectly, the beneficial owner (as defined in the General Rules and Regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 30% of the then outstanding shares of the Corporation's capital stock entitled to vote generally in the election of directors of the Corporation; or

          (ii) The commencement of, or the first public announcement of the intention of any individual, firm, corporation or other entity or of any group (as defined in Section 13(d)(3) of the Exchange Act) to commence a tender or exchange offer subject to Section 14(d)(1) of the Act for any class of the Corporation's capital stock; or

          (iii) The stockholders of the Corporation approve a definitive agreement for (A) the merger or other business combination of the Corporation with or into another corporation pursuant to which the stockholders of the Corporation do not own, immediately after the transactions, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (B) the sale, exchange or other disposition of all or substantially all of the assets of the Corporation; provided, however, that a "change of control" shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender or exchange offer is commenced or announced by, the Corporation or any of its Subsidiaries, any profit sharing, employee ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities.

       (b) In the event of a "change of control" as defined in Section 8.10(a), then, unless the provisions of this Section 8.10 are suspended or terminated by an affirmative vote of a majority of the Board of Directors before the occurrence of such a change of control, all outstanding Options shall become exercisable in full whether or not otherwise exercisable at such time, and shall remain exercisable in full thereafter until they expire pursuant to their respective terms (to the extent so provided in the applicable Award Agreement).

  8.11 Award Period. No Award granted under the Plan shall be exercisable or payable more than 10 years from the date of grant.

                               9.  WITHHOLDING

      Where a Participant or other person is entitled to receive shares of Stock pursuant to the exercise of an Option or is otherwise entitled to receive shares of Stock or cash pursuant to an Award hereunder, the Corporation shall have the right to require the Participant or such other person to pay to the Corporation the amount of any taxes that the Corporation may be required to withhold before delivery to such Participant or other person of cash or a certificate or certificates representing such shares.
Upon the disposition of shares of Stock acquired pursuant to the exercise of an Incentive Stock Option, the Corporation shall have the right to require the payment of the amount of any taxes that are required by law to be withheld with respect to such disposition.

      Unless otherwise prohibited by the Committee or by applicable law, a Participant may satisfy any such withholding tax obligation by any of the following methods, or by a combination of such methods: (i) tendering a cash payment; (ii) authorizing the Corporation to withhold from the shares of Stock otherwise payable to such Participant one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation; or (iii) delivering to the Corporation previously acquired shares of Stock (none of which may be subject to any claim, lien, security interest, community property right or other right of spouses or present or former family members, pledge, option, voting agreement or other restriction or encumbrance of any nature whatsoever) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation. A Participant's election to pay his or her withholding tax obligation (in whole or in part) by the method described in (ii) above is irrevocable once it is made, may be disapproved by the Committee and, if made by any director, officer or other person who is subject to Section 16(b) of the Exchange Act, must be made (x) only during the period beginning on the third business day following the date of release of the Corporation's quarterly or annual summary statement of sales and earnings and ending on the twelfth business day following the date of such release or (y) not less than six months prior to the date such Participant's withholding tax obligation arises.


                        10.  EFFECTIVE DATE OF PLAN

      The 1988 Plan became effective upon the approval thereof by the Corporation's stockholders on August 3, 1989 (the "Effective Date"). On April 20, 1994, the Board of Directors amended, restated and renamed the 1988 Plan, which action was approved by stockholders on June 30, 1994. On September 6, 1995, the Board of Directors amended the Plan, subject to stockholder approval and receipt of an exemptive order from the Securities and Exchange Commission. In the absence of such approval of stockholders of the amendments to the Plan or receipt of an exemptive order from the Securities and Exchange Commission authorizing the automatic award of Outside Director Options, any Awards granted under the Plan pursuant to the amendments shall be null and void.